Exhibit 10.3
AMENDMENT OF THE SHARE TRANSFER AGREEMENT
This Amendment is made as of July 11, 2011 by and between:
ISRAEL HEALTHCARE VENTURES 2 LP INCORPORATED, a Guernsey limited partnership, with offices located at 32 Habarzel st. Ramat Hachayal, Israel (the “Transferee”); and
MEDGENESIS PARTNERS LTD., an Israeli Company (p.c. number 513054064) located at 25 Lechi St., Bnei Brak, Israel (the “Transferor”).
Whereas the Parties have closed that certain Share Transfer Agreement between them on June 30, 2011 (“Original STA”);
Whereas the Parties wish to amend Section 2.5.4 of the Original STA as set out below.
NOW, THEREFORE, the parties (each a “Party” and collectively “Parties”) hereby agree as follows:
1.	Definitions & Effect
1.1	Any capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Original STA.

1.2	The Original STA shall remain without change except as expressly amended herein.

2.	The Parties agree to replace Section 2.5.4 of the Original STA with the following:

“2.5.4 During a period commencing at the Closing (as defined below) and terminating 12 months following the Closing (“Protection Period”); if Metamorefix or its shareholders consummate an M&A transaction in which Metamorefix is not the surviving entity or 100% of the Metamorefix shares are transferred to a third party — not the Company, Transferee has the right (including immediately prior to such M&A transaction in Metamorefix) to transfer to Transferor all of the Transferred Shares and any other benefit received pursuant to Section 2.5, and Transferor together with Mr. Ascher Shmulewitz shall transfer to Transferee all of their currently held securities in Metamorefix (i.e. 1,400,000) and shall use best efforts to cause all such personal rights (i.e. the right to appoint a director) in the name of the Transferor or Mr. Shmulewitz included in the Metamorefix Articles of Association to be transferred to the name of the Transferee. For that purpose, Transferor shall refrain from disposing of its securities in Metamorefix during the Protection Period (except as part of said M&A).”

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the above date

ISRAEL HEALTHCARE VENTURES 2 LP INCORPORATED	MEDGENESIS PARTNERS LTD.

By its authorized signatory	By its authorized signatory
Name: Dr. Hadar Ron	Name: Dr. Ascher Shmulewitz
/s/ Dr. Hadar Ron	/s/ Dr. Ascher Shmulewitz